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                                                                   EXHIBIT 99(a)



                              September 6, 1994




BY HAND AND BY REGISTERED MAIL
(RETURN RECEIPT REQUESTED)

Mr. Herbert H. Haft
Dart Group Corporation
3300 75th Avenue
Landover, Maryland 20785


Dear Mr. Haft:

     Pursuant to Article 4(a) of my Employment Agreement with Dart Group Corporation ("Dart"), I hereby exercise, effective immediately, in whole, the options to purchase 197,048 shares of Class B common stock of Dart.

     Pursuant to Article 4(b) of my Employment Agreement with Dart, I hereby exercise my right, effective immediately, to obtain a loan from Dart for the exercise price of the options to purchase the 197,048 shares of Class B common stock of Dart. Enclosed is a check for $197,048, representing the par value of the stock, and an executed term note for $17,665,353.20, representing the full exercise price of the stock. The form of the note is the same as that used most recently by Dart in connection with the exercise of options.

     I demand delivery of the shares and the appropriate recording of this transaction on Dart's books and records, including in Dart's stock ledger, by the close of business today, September 6, 1994.

                              Very truly yours,

                              /s/ Ronald S. Haft
                              ------------------
                              Ronald S. Haft

Enclosures: check for $197,048
            term note for $17,665,353.20

cc (without enclosures):
     Mr. Elliot Arditti
     Mr. Ronald Marshall



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